Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Tianyu Steel Inc. for the quarter ended December 31, 2010, I, Yoel Neeman, Chief Executive Officer of Tianyu Steel Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Tianyu Steel Inc.

By:	/s/ Yoel Neeman
Yoel Neeman President and Director

Dated: February 4, 2011